UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 21, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On September 21, 2023, Diamond Foreign Asset Company (the “Cayman Issuer”), a wholly owned subsidiary of Diamond Offshore Drilling, Inc. (the “Company”), and Diamond Finance, LLC, a wholly owned subsidiary of the Company (together with the Cayman Issuer, the “Issuers”), issued $550 million aggregate principal amount of 8.500% Senior Secured Second Lien Notes due 2030 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for net proceeds of approximately $540 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company is using a portion of the net proceeds from the Offering to fully repay and terminate its term loan credit facility, redeem in full its Senior Secured First Lien PIK Toggle Notes due 2027 and repay all of the borrowings outstanding under its senior secured credit agreement (the “Revolving Credit Facility”), and it intends to use the remaining net proceeds for general corporate purposes.

The Notes are governed by an Indenture, dated as of September 21, 2023 (the “Indenture”), entered into among the Issuers, the Company and certain subsidiaries of the Company named therein (the “Guarantors”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Notes will mature on October 1, 2030. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2024. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors and by each of the Company’s existing restricted subsidiaries (other than the Issuers) that is a borrower under or a guarantor of the Revolving Credit Facility and certain future subsidiaries.

The Notes and the related guarantees are (or will be, subject to post-closing timeframes permitted for the perfection of certain liens on the collateral) secured on a second-priority basis, subject to certain permitted liens and encumbrances described in the Indenture and the Security Documents (as defined in the Indenture), by the assets of the Company, the Issuers and the Guarantors that secure their respective obligations under the Revolving Credit Facility on a first-priority basis.

On or after October 1, 2026, the Issuers may, at their option, redeem all or any portion of the Notes from time to time upon not less than 10 days nor more than 60 days prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The following prices are for Notes redeemed during the 12-month period commencing on October 1 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2026	104.250%
2027	102.125%
2028 and thereafter	100.000%

At any time and from time to time, prior to October 1, 2026, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes, if any) with an amount equal to or less than the net cash proceeds of one or more equity offerings, at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date provided, however, that immediately after giving effect to any such redemption, at least 65% of the original aggregate principal amount of Notes issued on the issue date (excluding Notes held by the Company or its subsidiaries) remains outstanding.

In addition, at any time prior to October 1, 2026, the Issuers may redeem up to 10% of the original aggregate principal amount of the Notes issued under the Indenture (including additional Notes, if any) during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to October 1, 2026, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue certain preferred stock; (ii) incur or create liens; (iii) make certain dividends, distributions, investments and other restricted payments; (iv) sell or otherwise dispose of certain assets; (v) engage in certain transactions with affiliates; and (vi) merge, consolidate, amalgamate or sell, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to important exceptions and qualifications. In addition, many of these covenants will be suspended with respect to the Notes during any time that the Notes have investment grade ratings from at least two rating agencies and no default with respect to the Notes has occurred and is continuing.

Upon the occurrence of certain Change of Control Triggering Event (as defined in the Indenture), the Issuers may be required to make an offer to repurchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Agency Agreement

On September 21, 2023, the Company, the Issuers and the Guarantors that are also grantors of collateral entered into an amended and restated collateral agency and intercreditor agreement with the Trustee, the Collateral Agent and HSBC Bank USA, National Association, as administrative agent under the Revolving Credit Facility, (the “Collateral Agency Agreement”). The Collateral Agency Agreement, among other things, sets forth the terms on which the Collateral Agent will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Issuers and the Guarantors at any time held by it, for the benefit of the current and future holders of First Lien Obligations and Junior Lien Obligations (each as defined in the Collateral Agent Agreement) as well as establishing the priority of the liens on the collateral as between the First Lien Obligations and Junior Lien Obligations.

The foregoing description of the Collateral Agent Agreement is qualified in its entirety by reference to the full text of the Collateral Agent Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit number	Description

4.1	Indenture, dated September 21, 2023, by and among the Company, the Issuers, the Guarantors, the Trustee and the Collateral Agent, relating to the 8.500% Senior Secured Second Lien Notes due 2030.

10.1	Amended and Restated Collateral Agency and Intercreditor Agreement, dated September 21, 2023, by and among Diamond Foreign Asset Company, Diamond Offshore Drilling, Inc., other grantors from the time to time party thereto and HSBC Bank USA, National Association, as trustee and as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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